EXHIBIT 5
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              [Letterhead of Jones Lang LaSalle Incorporated]


                             November 21, 2001



Jones Lang LaSalle Incorporated
200 East Randolph Drive
Chicago, IL 60601

     Re:   Registration Statement on Form S-8 of
           Jones Lang LaSalle Incorporated


Ladies and Gentlemen:

     I have acted as counsel to Jones Lang LaSalle Incorporated, a Maryland corporation (the "Company"), in connection with the preparation of a Registration Statement on Form S-8, which is being filed by the Company with the Securities and Exchange Commission (the "Commission") on the date hereof (the "Registration Statement"). The Registration Statement relates to the registration and issuance by the Company under the Securities Act of 1933, as amended (the "Act"), of up to an aggregate of 500,000 shares of the Company's Common Stock, par value $.01 per share (the "Common Stock"), under the Company's Savings Related Share Option (UK) Plan, attached hereto as Exhibit 99.1. (the "Share Plan"). Shares of Common Stock that may be issued under the Share Plan are referred to herein as the "Shares." This opinion is being furnished in accordance with the requirements of Item 601(b)(5) of Regulation S-K under the Act.

     In connection with this opinion, I have examined originals or copies, certified or otherwise identified to my satisfaction, of (i) the Registration Statement; (ii) the Share Plan; (iii) the Articles of Amendment and Restatement and the Amended and Restated Bylaws of the Company, as presently in effect; (iv) a specimen certificate representing the Common Stock; and (v) copies of certain resolutions of the Board of Directors of the Company relating to the Share Plan and related matters. I have also examined originals or copies, certified or otherwise identified to my satisfaction, of such records of the Company and such agreements, certificates of public officials, certificates of officers or other representatives of the Company and others, and such other documents, certificates and records as I have deemed necessary or appropriate as a basis for the opinions set forth herein.

     In my examination, I have assumed, and have not independently established or verified, the legal capacity of all natural persons, the genuineness of all signatures, the authenticity of all documents submitted to me as originals, the conformity to original documents of all documents submitted to me as certified, conformed or photostatic copies and the authenticity of the originals of such latter documents. In making my examination of documents executed or to be executed by parties other than the Company, I have assumed that such parties had or will have the power, corporate or other, to enter into and perform all obligations thereunder and have also assumed the due authorization by all requisite action, corporate or other, and execution and delivery by such parties of such documents and the validity and binding effect thereof. As to any facts material to the opinions expressed herein which I have not independently established or verified, I have relied upon statements and representations of officers and other representatives of the Company and others. I assume that the Company will have at the time of the issuance of any Shares under the Share Plan at least that number of authorized but unissued shares of Common Stock equal to the number of Shares to be issued pursuant to such Plan.

     The opinions contained herein are limited to the federal laws of the United States, the laws of the state of Illinois and the Maryland General Corporation Law.

     Based upon and subject to the foregoing, I am of the opinion that the Shares have been duly authorized by requisite corporate action by the Company, and, when issued, delivered and paid for in accordance with the terms and conditions of the Share Plan, will be validly issued, fully paid and nonassessable.

     I hereby consent to the filing of this opinion with the Commission as an exhibit to the Registration Statement. In giving this consent, I do not thereby admit that I am included in the category of persons whose consent is required under Section 7 of the Act or the rules and regulations of the Commission promulgated thereunder.


                                  Very truly yours,

                                  /S/  Fritz E. Freidinger
                                  Fritz E. Freidinger, Vice President,
                                  General Counsel and Secretary
















































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